UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2025

Yoshiharu Global Co.

(Exact name of registrant as specified in its charter)

Delaware	001-41494	87-3941448
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6940 Beach Blvd., Suite D-705

Buena Park, CA 90621

(Address of principal executive offices and zip code)

(714) 694-2403

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	YOSH	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Agreement

On March 24, 2025, Yoshiharu Global Co., a Delaware corporation (the “Company”) entered into securities subscription agreements (the “Subscription Agreements”) with certain investors pursuant to which the investors agreed to cancel indebtedness in an aggregate amount of $2,500,000 in exchange for the issuance of an aggregate of 1,000,000 warrants.

On March 25, 2025, the Company entered into Subscription Agreements with certain investors pursuant to which the investors agreed to pay $1,650,000 in aggregate to purchase an aggregate of 660,000 warrants.

The Subscription Agreements contain customary representations, warranties, and indemnification provisions and were entered into in reliance on self-certification as an accredited investor pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

Each warrant is exercisable for one share of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at an exercise price of $0.01 (the “Shares”) pursuant to the terms of warrant agreements dated as of March 24, 2025 (the “Warrant Agreement”). Notwithstanding the foregoing, the Subscription Agreement with BS1 Fund provides for warrants for both Class A Common Stock and Class B Common Stock to be issued.

Pursuant to the terms of the Warrant Agreements, in the event that the Company has not obtained stockholder approval, the Company may not issue upon exercise of the Warrants a number of shares of Common Stock, which, when aggregated with any shares of Common Stock issued pursuant to the subscription agreements executed contemporaneously between the Company and other investors or holders of Warrants (whether for Common Stock or Warrants) would equal twenty (20%) percent or more of the Common Stock or twenty (20%) percent or more of the voting power of the Company outstanding before the issuance (the “Requisite Stockholder Approval”).

Pursuant to the Subscription Agreements, the Company is obligated to submit a registration statement to the Securities and Exchange Commission (the “SEC”) within thirty (30) calendar days following the filing of the Company’s Annual Report on Form 10-K with the SEC for the fiscal year ended December 31, 2024. If the Company fails to file the registration statement by this deadline, it shall provide written notice to the investors within five (5) business days, detailing the reason for the delay and the expected timeline for submission.

The Subscription Agreements also provide that should the Company (i)fail to submit the registration statement within the timeline specified above or if the registration statement is denied, withdrawn or not declared effective by the SEC within one-hundred twenty (120) days from the filing date or (ii) fail to obtain the Requisite Stockholder Approval within 75 days from the date of the Subscription Agreements, the investors will have the option, in their sole discretion, to: (1) with respect to (i), require the Company to assist it in filing for an exemption under Rule 144 or other applicable SEC regulations to remove the transfer restrictions from the Shares, or, if such exemption is unavailable, demand the Company to repurchase the Warrants or underlying shares at the original purchase price; or (2) demand a full refund of the subscription amount, subject to the Company’s financial capability as verified by an independent audit conducted within 15 days of the demand. The Subscription Agreements also state that should a refund become necessary, the Company is obligated to process and complete the refund within thirty (30) calendar days of it exercising its right to a refund. If the Company fails to remit the refund within this period, the outstanding amount shall accrue interest at an annual rate of eight percent (8%) until fully paid.

Subject to certain exceptions set forth in the Warrant Agreement (including while the Requisite Stockholder Approval is being obtained), in the event that the Company does not deliver the Shares upon the exercise of the Warrants, such investor may purchase shares in the open market and the Company shall, within five (5) Trading Days after the investor’s request to either (1) pay in cash to an amount equal to the total purchase price (including brokerage commissions, if any) for the shares of Common Stock that the investor purchased in open market transactions, at which point the Company’s obligation to issue such the Shares shall terminate or (2) promptly honor its obligation to deliver to the investor or its designee such Shares or credit the amount of the investor’s or its designee’s balance account with DTC for such Shares and pay cash to the investor in an amount equal to investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased in the open market transactions, less the product of (A) the number of shares of Common Stock purchased in the, and (B) the Closing Sale Price of a share of Common Stock on the Exercise Date

The Board of Directors believes the sales price of $2.50 for each Warrant to be in the best interests of the Company in light of its immediate need to generate the requisite capital to maintain Nasdaq’s continued listing standards and for other general corporate purposes.

Capitalized terms not defined herein, have the meanings set forth in the Subscription Agreements and Warrant Agreements.

The foregoing is a summary description of certain terms of the Subscription Agreements and the related Warrant Agreements. For a full description of all terms, please refer to each the Subscription Agreements and form of Warrant Agreement that are filed herewith as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4 respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on February 18, 2025, the Company received a notification letter (the “Letter”) from the Nasdaq Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it has scheduled the Company’s securities for delisting from The Nasdaq Capital Market. This Letter was sent pursuant to an earlier notification letter warning the Company that it was out of compliance with Listing Rule 5550(b)(1), which requires that the Company maintain stockholders’ equity of at least $2,500,000 for continued listing, or to meet the alternatives of market value of listed securities or net income from continuing operations.

The Company was provided an opportunity to provide Nasdaq with a specific plan to achieve and sustain compliance with all Nasdaq listing requirements, which Nasdaq accepted such plan for compliance provided that the Company achieved compliance by February 17, 2025. The Company did not regain compliance within the applicable timeframe and was not eligible for a further period to regain compliance. Pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 series, the Company appealed Nasdaq’s determination to a Hearings Panel (the “Panel”). The hearing is scheduled for April 1, 2025.

Subsequent to the Company’s appeal, the Company has engaged in certain financing transactions as follows:

●	As disclosed in a Form 8-K/A filed on March 18, 2025, certain investors purchased shares of Class A common stock of the Company for an aggregate sum of $714,000.
●	As previously disclosed in a Form 8-K filed on March 18, 2025 8-K certain investors purchased warrants of the Company for the aggregate sum of $1,200,000.
●	As disclosed in this Report on Form 8-K, (i) certain debt holders of the Company have cancelled indebtedness of the Company in the aggregate amount of $2,500,000 in exchange for warrants of the Company and (ii) certain other investors have purchased additional warrants of the Company for an aggregate purchase price of $1,650,000.

As a result of such financing transactions, as of the date hereof, the Company believes that it has regained compliance with the stockholders’ equity requirement. The Company is aware that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholder’s equity requirement and, if at the time of its next periodic report, the Company does not evidence compliance, it may be subject to delisting.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the Subscription Agreements and the Warrant Agreements is incorporated by reference herein in their entirety. The Company intends to issue the Warrants pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2) and/or Regulation D promulgated thereunder. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s available options to resolve the deficiency and regain compliance with Nasdaq Listing Rule 5550(b)(1). Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will meet Nasdaq Listing Rule 5550(b)(1) during any compliance period or otherwise in the future, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit Number	Description
10.1	Securities Subscription Agreement by and between Company and BS1 Fund, dated March 24, 2025
10.2	Securities Subscription Agreement by and between Company and James Chae, dated March 24, 2025
10.3	Securities Subscription Agreement by and between Company and Golden Bridge, dated March 24, 2025
10.4	Form of Warrant Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2025

YOSHIHARU GLOBAL CO.

By:	/s/ James Chae
Name:	James Chae
Title:	Chief Executive Officer